UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2018
Kemper Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 5 - Corporate Governance and Management.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At its meeting on May 1, 2018, the Compensation Committee of the Board of Directors of Kemper Corporation (the “Company”) approved amendments to the Kemper Executive Performance Plan (the “EPP”). The EPP amendments were made primarily to remove references to Section 162(m) of the Internal Revenue Code (“162(m)”) and related provisions due to the repeal of the exemption for performance-based compensation under 162(m) under the Tax Cuts and Jobs Act signed into law in December 2017. The EPP amendments additionally broadened the scope to include the Company’s Chief Financial Officer as a participant, removed references to multi-year awards and revised the annual limitation on individual awards to a single $6 million cap from a two-part cap of $6 million divided into annual and multi-year awards, due to the fact that the multi-year component of the Company’s incentive compensation program was collapsed into a single annual award.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation

Date:	May 4, 2018	/S/ C. THOMAS EVANS, JR.
C. Thomas Evans, Jr.
Senior Vice President, Secretary and General Counsel